Exhibit 23

                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in Registration Statements on Form S-2 (No. 333-102667) on Form S-8 (Nos. 333-78449 and 333-89838) of Eagle
Bancorp, Inc., of our report dated February 7, 2003, relating to the consolidated balance sheets of Eagle Bancorp, Inc. as of December 31, 2002 and 2001, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the years ended December 31, 2002, 2001, and 2000.


/s/ Stegman and Company
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Baltimore, Maryland
March 27, 2003